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                                                                    EXHIBIT 10.2

                                    AGREEMENT

     THIS AGREEMENT (this "Agreement") dated as of July 31, 2002 is entered into by and among Chevron U.S.A. Inc. (both in its individual capacity and as Collateral Agent under and in respect of the Security Documents referenced herein; hereinafter "CUSA"), Dynegy Marketing and Trade ("DMT"), Dynegy Holdings Inc. ("DHI"), Dynegy Inc. ("Dynegy") and certain of their respective affiliates who are parties to this Agreement.

     Reference is made to (i) the Natural Gas Purchase and Sale Agreement effective March 1, 2002, as such agreement may be amended from time to time (the "NGPSA"), (ii) the Security Agreement (as defined in the NGPSA) (as amended, the "Security Agreement"), (iii) the other Security Documents (as defined in the Security Agreement), (iv) the Net Payment Agreement dated as of July 1, 2002 (the "DMT Net Payment Agreement") with DMT relating to, among other agreements, the NGPSA and (v) the other Contracts (as defined in the DMT Net Payment Agreement). The DMT Net Payment Agreement is a "Netting Agreement" within the meaning and for the purposes of the Security Agreement.

     The parties hereto hereby amend the NGPSA, the Security Agreement, the DMT Net Payment Agreement and the other Contracts as set forth herein and otherwise hereby agree as follows:

     1. (a) DMT, DHI and Dynegy each acknowledge that CUSA and the other Producers (as defined in the NGPSA) believe that they are insecure in their expectation of receiving due performance by DMT under, and in respect of, the NGPSA. Accordingly, CUSA and the other Producers have requested, and Dynegy has agreed to provide, additional assurance of due performance by DMT under, and in respect of, the NGPSA as follows: concurrently with Dynegy's receipt of funds in respect of the sale of the Series A Preferred Stock of NNG owned by Dynegy (pursuant to the Purchase and Sale Agreement dated as of July 28, 2002 between Dynegy, NNGC Holding Company, Inc. and MidAmerican Energy Holdings Company: as such agreement may be amended from time to time, the "NNG Purchase Agreement") (the date on which such funds are received being called the "NNG Sale Date"), Dynegy will cause a capital contribution to be made to DMT to enable DMT to remit, and DMT will remit, in same day funds, $187,500,000 to CUSA (for the benefit of CUSA and other Producers as their interests may appear) as a payment in respect of gas delivered or to be delivered by CUSA and the other Producers during the Month (as defined in the NGPSA) in which the NNG Sale Date falls (the "NNG Sale Date Month") (irrespective of whether or not payment for such gas is then due under Section 7.2 of the NGPSA).

     (b) As further adequate assurance of its future performance, DMT shall, on the last Business Day of the Month next following the NNG Sale Date Month and on the last Business Day of each Month thereafter (each, a "Specified Month"), pay to CUSA (for the benefit of CUSA and the other Producers as their respective interests may appear) an amount for gas delivered or to be delivered during the Specified Month in question equal to 75% of the amount payable pursuant to the NGPSA for gas deliveries during the Month next preceding such Specified Month (determined after giving effect to the DMT Net Payment Agreement, but taking


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into account the exercise by CUSA of its rights under paragraph 9 below). In addition to the amount payable on the last Business Day of each Specified Month pursuant to the preceding sentence, DMT shall also pay on such date the balance of the amount due for gas delivered in the prior Month under the NGPSA (determined after giving effect to the DMT Net Payment Agreement, but taking into account the exercise by CUSA of its rights under paragraph 9 below) net of any amount previously paid in respect of such gas pursuant to paragraph 1(a) or the first sentence of this paragraph 1(b). Any failure of DMT to make payments in accordance with this paragraph 1(b) shall be deemed a failure to pay under the NGPSA.

     (c) Payments pursuant to the preceding paragraphs 1(a) and 1(b) shall be final and irrevocable as and when made (subject only to refunds for overpayments and other adjustments provided for in Article VII of the NGPSA) and shall be credited against the corresponding "Payment Obligations" under the Security Agreement immediately upon receipt thereof by CUSA.

     (d) In the event that the primary obligor in respect of the Contracts (presently DMT or a successor to DMT's gas and NGL marketing and trading business) carries at least two of the following three credit ratings: (i) at least BBB+ by Standard & Poor's, (ii) at least Baa1 by Moody's Investor Services and (iii) at least BBB+ by Fitch Ratings (in the event that the obligor shall not be then rated, the rating shall be the rating of the direct or indirect parent of such obligor that shall have guaranteed, in form and substance satisfactory to CUSA (if the guarantor is other than DHI), performance by such obligor of the Contracts), but only for so long as such obligor shall be so rated, the provisions of paragraph 1(b) shall be suspended and the payment provisions of the NGPSA and the DMT Net Payment Agreement in effect prior to this Agreement shall be reinstated.

     2. CUSA will receive from DMT (in electronic format where practicable), commencing August 9, 2002 and continuing thereafter at the end of each business week (until CUSA, in its sole discretion shall have determined to forego receipt of particular items), the following information to the extent otherwise prepared for internal use by DMT, other subsidiaries of Dynegy or any successor to all or any substantial portion of the trading functions previously conducted by DMT (subject in each case to applicable confidentiality provisions and as not prohibited by applicable law): (i) daily cash report of receipts/payments by counterparty; (ii) daily report of cash balances; (iii) daily report of all letters of credit and/or cash and/or other security then posted by Dynegy or any of its Affiliates; (iv) daily report of all netting, setoff and similar trading and account receivables/ payables positions (shown by counterparty); (v) daily report of all sales and purchase contracts executed for natural gas, including customer names and quantities, but excluding pricing information; and (vi) most current cash and liquidity forecast for the current and following months. The information so provided to CUSA shall be deemed to have been provided subject to the confidentiality provisions of Section 15.4 of the NGPSA.

     3. (a) The provisions of Article VI of the Security Agreement with respect to the Required Ratio are suspended until the close of business on the earlier of (a) Friday, August 30, 2002 and (b) the NNG Sale Date. If the NNG Sale Date has not occurred by 2:00 p.m. Central Clock Time on August 30, 2002, DMT shall deliver to CUSA a special Gas Receivables Report effective as of August 30, 2002 no later than 2:00 p.m. Central Clock Time on Wednesday,


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September 4, 2002, which special Gas Receivables Report shall be prepared in accordance with the Security Agreement.

     (b) If the closing under the NNG Purchase Agreement shall not have occurred at or prior to 2:00 p.m. Central Clock Time on Friday, August 30, 2002, CUSA shall be entitled to instruct and give notice to Bank One, N.A. (the "Control Activation Notice") that (i) CUSA has taken control of the Designated Gas Account (Demand Deposit Account xxxxxx) and (ii) all funds then on deposit in the Designated Gas Account and all funds thereafter deposited shall be transferred directly to deposit account number xxxxxxx at Bank One, N.A., in each case pending further written instruction from CUSA. Upon the earlier to occur of (x) the NNG Sale Date if prior to 2:00 p.m. Central Clock Time on Wednesday, September 4, 2002 and receipt by CUSA of the payment contemplated by paragraph 1(a) and (y) delivery of the special Gas Report on Wednesday, September 4, 2002 (but only if such report shows compliance with the applicable Required Ratio), and if at that time no Cash Collateral Event or Triggering Event has occurred and is continuing (or any event or circumstance which, with the passage of time, the giving of notice or both, would become a Triggering Event), then, at or prior to the opening of business on Thursday, September 5, 2002, CUSA shall (A) instruct Bank One, N.A. to return all funds in the Cash Collateral Account to the Designated Gas Account and (B) countermand and cancel the Control Activation Notice. If the NNG Sale Date occurs on or prior to 2:00 p.m. Central Clock Time on Wednesday, September 4, 2002, DMT shall no longer be required to deliver the special Gas Receivables Report required by paragraph 3(a) above.

     4. Upon the payment contemplated by paragraph 1(a) above and for so long as the payments referenced in paragraph 1(b) shall continue and have been made in the required amount as and when specified, CUSA shall no longer have the right to require a special Gas Receivables Report pursuant to Section 4.10(b) of the Security Agreement. All Gas Receivables Reports to be delivered under Section 4.10(a) of the Security Agreement will continue to be delivered as specified by such Section 4.10(a).

     5. The Gas Receivables Report requested by CUSA to be delivered on Friday, August 2, 2002, was delivered as required by the Security Agreement. CUSA agrees that, with respect to such report, the Required Ratio provisions of the Security Agreement did not have to be satisfied.

     6. Section 11.8 of the NGPSA and the correlative dispute resolution provisions of each other Contract shall not be applicable to the exercise by a non-breaching party of a right to terminate the NGPSA or any such Contract, as applicable, for material breach (whether pursuant to a contractually provided termination right or a termination pursuant to the exercise of legal or equitable remedies) where, at the time that the non-breaching party commences the exercise of a termination remedy, the breaching party shall not carry at least two of the following three credit ratings (i) at least BBB+ by Standard & Poors, (ii) at least Baa1 by Moody's Investor Services and (iii) at least BBB+ by Fitch Ratings. In the event that the breaching party shall not be then rated, the rating shall be the rating of the direct or indirect parent of such breaching party that shall have guaranteed, in form and in substance satisfactory to the non-breaching party (if the guarantor is other than DHI), performance by the breaching party of the Contracts. This paragraph 6 shall take precedence over any inconsistent provision in any Contract, shall be effective immediately and shall inure to the benefit of each Person who is party to, or an


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intended beneficiary under, any Contract or any other contract entered into in furtherance of any Contract. The parties hereto shall cause each of their affiliates who is a party to a Contract but who is not a signatory to this Agreement to agree to this paragraph 6 by a writing in substantially the form of Annex A hereto.

     7. (a) Neither DMT nor CUSA will exercise, and DHI and CUSA will not permit any of their Affiliates to exercise, any contractual right to terminate the DMT Net Payment Agreement unless otherwise mutually agreed.

     (b) Not later than the close of business, Central Clock Time, on August 30, 2002, DMT and CUSA will cause each of their affiliates that is a party to either
(i) the Net Payment Agreement made as of July 1, 2002 among Dynegy Liquids Marketing and Trade, CUSA, Texaco Natural Gas Inc. and Four Star Oil and Gas Company or (ii) the Net Payment Agreement made as of July 1, 2002 among Dynegy Midstream Services, Limited Partnership, CUSA, Texaco Natural Gas Inc. and Four Star Oil and Gas Company to deliver a binding instrument as to each such net payment agreement to the same effect as paragraph 7(a) with respect to such net payment agreement.

     8. A breach by DMT of any Security Document or any of its undertakings hereunder, and any exercise of remedies by the non-breaching party in consequence thereof (whether under the NGPSA, any Security Document, this Agreement or otherwise) shall not be subject to the dispute resolution procedures specified in Section 11.8 of the NGPSA.

     9. With respect to the DMT Net Payment Agreement, DMT agrees that CUSA (acting for itself and the other C-T Parties under the DMT Net Payment Agreement) may, in its sole and absolute discretion, select the amounts (and the order of priority in application of amounts) due from DMT under one or more Contracts (similarly to be selected by CUSA) as to which the Net Payment Determination provisions of the DMT Net Payment Agreement shall be applicable. For avoidance of doubt, CUSA may, for example, elect to effect a Net Payment Determination such that all or any portion of the amounts due from the C-T Parties (or any of them) under one or more Contracts are netted against amounts due from DMT under one or more Contracts other than the NGPSA. CUSA and DMT shall effect net payments, as provided in the DMT Net Payment Agreement, in the aggregate, for all amounts then due from and to the C-T Parties.

     10. In specific consideration of the provisions of paragraphs 7, 8 and 9 above, the Security Agreement is hereby amended to make permanent the changes to the definition of Required Ratio contained in the Temporary Amendment to Security Agreement dated July 16, 2002: to wit, "Required Ratio" shall mean (i)
1.60 to 1.00 with respect to any Grantor Report Date, and (ii) 1.20 to 1.00 with respect to any Special Report Date."

     11. The provisions of Section 7.1 (Notices), 7.2 (Survival of Agreement),
7.3 (Binding Effect; Several Agreements), 7.4 (Successors and Assigns), 7.6 (GOVERNING LAW), subsection (a) of 7.7 (Waivers; Amendments), 7.10 (WAIVER OF JURY TRIAL), 7.11 (Severability), 7.12 (Counterparts) and 7.14 (Jurisdiction; Consent to Service of Process) of the Security Agreement are applicable, mutatis mutandis, also to this Agreement.


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     12. DHI hereby absolutely and unconditionally guarantees the obligations of
DMT under this Agreement. This paragraph 12 is intended as a guaranty of performance and not of collection.

     13. This Agreement supersedes the Term Sheet dated August 2, 2002. This Agreement is limited in scope, effect and duration as expressly set forth herein and will not operate as a waiver or amendment of any of the rights or remedies of any party to, or any other provisions of, the NGPSA, the Security Agreement, the DMT Net Payment Agreement or the other Contracts other than as specifically set forth herein. This Agreement may not be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the parties hereto.

     14. This Agreement shall become effective upon the execution of a signature page hereto by each of the parties below and may be executed in multiple counterparts, each of which, when taken together, shall be treated as an original.

                         [Signatures on following page.]


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     IN WITNESS WHEREOF, the parties have duly entered into this Agreement as of the day and year first above written.

                                     CHEVRON U.S.A. INC., on behalf of itself and as the Collateral Agent,



                                     By: /s/ R.I. Wilcox
                                         ---------------------------------------
                                         Name: R.I. Wilcox
                                         Title: President

                                     DYNEGY MARKETING AND TRADE

                                     By: /s/ Gene. S. Foster
                                         ---------------------------------------
                                         Name:  Gene S. Foster
                                         Title:  Vice President, Taxation

                                     TEXACO NATURAL GAS INC.


                                     By: /s/ R.C. Neff
                                         ---------------------------------------
                                         Name: R.C. Neff
                                         Title:  Executive Vice President

                                     DYNEGY INC.



                                     By: /s/ Jamie Olis
                                         ---------------------------------------
                                         Name: Jamie Olis
                                         Title:  Vice President, Finance

                                     DYNEGY HOLDINGS INC.



                                     By: /s/ Mark Stubbe
                                         ---------------------------------------
                                         Name: Mark Stubbe
                                         Title:  Senior Vice President



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